Exhibit 99.1

PRESS RELEASE

Star Scientific Releases Statement on RJ Reynolds Notification Regarding

Dissolvable Hard Tobacco Test Market

Chester, Virginia – December 20, 2004 – Star Scientific, Inc. (NASDAQ:STSI) today issued the following statement by Paul L. Perito, Esquire, the company’s Chairman, President and COO:

Last week RJ Reynolds notified Star Scientific by letter that the market test of the hard smokeless tobacco product manufactured by our company for B&W was “deemed unsuccessful”. We find this decision to be quite puzzling. We understood, based on conversations between individuals at Star and Reynolds, that the hard tobacco test market had been very successful, and that enthusiasm had been expressed about getting this product on the market quickly.

In light of the fact that the trial of our patent infringement lawsuit against Reynolds is now scheduled to begin in one month’s time, we wonder whether the test market determination may have been influenced by litigation considerations rather than consumer reaction to the product.

Reynolds, which has described itself as a successor to B&W, also informed us that the April 2001 Hard Tobacco Agreement between Star and B&W was terminated. As a result of the termination of the Agreement, however, B&W and purportedly RJR are now prohibited from manufacturing, selling or distributing a hard tobacco product, and from competing with Star in the manufacture, sale or distribution of any such product, for the next four years.

It is unfortunate that B&W, and RJR as the purported and self-described successor to B&W, have chosen to take themselves out of an emerging market with enormous potential just as it is beginning to take shape. Star’s role as a leader in this market has been further enhanced by the notification the company received last week, from the US Patent and Trademark Office, that another patent for smokeless tobacco will issue as US Patent No. 6,834,654 on December 28th. As we have indicated in previous public statements, we have an agreement in place with another tobacco manufacturer regarding hard tobacco product testing and manufacture, and we will continue to aggressively pursue additional partnerships that do not conflict with existing agreements. We also will continue to market and distribute our own breakthrough dissolvable hard tobacco products, Ariva® and Stonewall Hard Snuff®.

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This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “intends” and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties and contingencies include, without limitation, the challenges inherent in new product development initiatives, particularly in the smokeless tobacco area, the uncertainties inherent in the progress of scientific research, the Company’s ability to raise the capital necessary to maintain its business, potential disputes concerning the Company’s intellectual property, risks associated with litigation regarding such intellectual property, potential delays in obtaining any necessary government approvals of the Company’s low-TSNA tobacco products, market acceptance of the Company’s new smokeless tobacco products, competition from companies with greater resources than the Company, the Company’s decision not to join the Master Settlement Agreement (“MSA”), the effect of state statutes adopted under the MSA and any subsequent modification of the MSA, and the Company’s dependence on key employees and on its strategic relationships with Brown & Williamson Tobacco Corporation in light of its merger with RJ Reynolds Tobacco Company, Inc. The impact of potential litigation, if initiated against or by individual states that have adopted the MSA, could be materially adverse to the Company.

See additional discussion under “Factors That May Affect Future Results” in the Company’s Registration Statement on Form S-3, as amended by Amendment No. 1 to Form S-3 filed with the Securities and Exchange Commission on August 20, 2004, and other factors detailed from time to time in the Company’s other filings with the Securities and Exchange Commission, available at www.sec.gov. The Company undertakes no obligation to update or advise upon any such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

About Star Scientific

Star Scientific is a technology-oriented tobacco company with a toxin reduction mission. It is engaged in the development of tobacco products that deliver fewer carcinogenic toxins (principally tobacco specific nitrosamines, or TSNAs), through the utilization of the innovative StarCured™ tobacco curing technology, and in sublicensing that technology to others. Star Scientific has a Corporate and Sales Office in Chester, VA, an Executive, Scientific & Regulatory Affairs office in Bethesda, MD, and manufacturing and tobacco processing facilities in Chase City and in Petersburg, VA.

See Star’s website at: http://www.starscientific.com

Contact:

Sara Troy Machir

(301) 654-8300

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